UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2006

INSMED INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

0-30739	54-1972729
(Commission File Number)	(IRS Employer Identification No.)

8720 Stony Point Parkway, Suite 200, Richmond, Virginia	23235
(Address of Principal Executive Offices)	(Zip Code)

(804) 565-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1—Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Change of Control Agreement

Effective October 25, 2006 the Board of Directors of Insmed Incorporated (the “Company”) authorized the Company to enter into a change in control agreement with Douglas Farrar, which agreement entitles Mr. Farrar to receive additional benefits in the event of the termination of his employment following a change in control of the Company. The change in control agreement provides that if, during the one-year period following a change in control, the Company or its successor terminates Mr. Farrar’s employment other than for “cause” or Mr. Farrar voluntarily terminates his employment after his compensation or duties are changed in any material respect from what they were immediately prior to the change in control, Mr. Farrar shall receive a lump-sum cash payment equal to the sum of his highest annual salary rate while an employee of the Company plus a prorated maximum potential bonus. All stock options then held by Mr. Farrar will remain exercisable for the term of the option period set forth in his option agreement(s) and any restricted stock held by Mr. Farrar will remain subject to the restrictions set forth in his restricted stock agreement. In addition, the Company shall continue to provide to Mr. Farrar health, dental, long-term disability, life insurance, continuation of D&O insurance, and the other fringe benefits that he received prior to termination.

The foregoing is a summary of the terms of the change of control agreement and does not purport to be complete. This summary is qualified in its entirety by reference to the full text of the form of change of control agreement entered into between the Company and Mr. Farrar, which was previously filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and is hereby incorporated herein by reference.

Section 8—Other Events

Item 8.01. Other Events.

On October 25, 2006 the Company published a press release announcing the appointment of former Amgen executive Douglas Farrar as Vice President of Insmed Therapeutic Proteins. A copy of the press release is attached hereto as Exhibit 99.1.

Mr. Thomas Keuer, Senior Vice President of Manufacturing of Insmed Therapeutic Proteins, will be leaving his position on November 7, 2006. Mr. Keuer’s resignation does not involve a disagreement with the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.19	Form of Change of Control Agreement entered into between Insmed Incorporated and certain of its executive officers (previously filed as Exhibit 10.19 to Insmed Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).

99.1	Press Release issued by Insmed Incorporated on October 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insmed Incorporated

Date: October 27, 2006

	By:	/s/ Kevin P. Tully
	Name:	Kevin P. Tully C.G.A.,
	Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.19	Form of Change of Control Agreement entered into between Insmed Incorporated and certain of its executive officers (previously filed as Exhibit 10.19 to Insmed Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).

99.1	Press Release issued by Insmed Incorporated on October 25, 2006.